                                                                     Exhibit 4.2

                                 NEWCOM, INC.
                                 ------------

                   REDEEMABLE COMMON STOCK PURCHASE WARRANT
                   ----------------------------------------


No. __________                                                  _______ Warrants

     THIS CERTIFIES THAT, for value received, _________________ ____________________ as registered owner (the "Registered Owner") of this Redeemable Common Stock Purchase Warrant (the "Warrant"), is entitled at any time commencing on __________, 1997 and before 5:00 p.m. Pacific Time on __________, 2002 (the "Expiration Date"), which is the last day of the five (5) year period commencing on the date the Registration Statement on Form S-1 (No. 333-31431) was initially declared effective by the Securities and Exchange Commission (the "Effective Date"), to subscribe for, purchase and receive one fully paid and nonassessable share of common stock, $0.001 par value (a
"Warrant Share"), of NewCom, Inc., a Delaware corporation (the "Company"), for each one Warrant specified above, at the price of $_____ per share (the "Exercise Price"), upon presentation and surrender of this Warrant, together with payment of the Exercise Price for the Warrant Shares to be purchased, to the Company at its principal office or to the Company's warrant agent, Interwest Transfer Company, Inc. (the "Warrant Agent"), at the Warrant Agent's principal office in the manner described in the Warrant Agreement (the "Warrant Agreement") between the Company and the Warrant Agent; provided, however, that upon the occurrence of any of the events specified in such Warrant Agreement, the rights granted by this Warrant shall be adjusted as specified therein. This Certificate and the Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement.

     Upon exercise of this Warrant, the form of Election to Purchase hereinafter provided must be duly executed, the Exercise Price must be paid in lawful money of the United States of America in cash, certified check, bank draft or wire transfer and the instructions for the registration and delivery of the Warrant Shares acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before 5:00 p.m., Pacific Time on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     Commencing one year from the Effective Date, or such earlier date as may be determined by Joseph Charles & Associates, Inc., the representative of the underwriters in connection with the public offering of the Warrants, the Company may, at its option, redeem this Warrant in whole for a redemption price of $0.05 per Warrant, on thirty (30) days prior written notice to the Registered Owner; provided, however, the right to redeem this Warrant may be exercised by the Company

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only in the event (i) the closing price for the Company's Common Stock equals or exceeds $_____ for twenty (20) consecutive trading days during the thirty (30) day period immediately prior to such notice, and (ii) the Company has a registration statement (or a post-effective amendment to an existing registration statement) pertaining to the Warrant Shares effective with the Securities and Exchange Commission, which registration statement would enable the Registered Owner to exercise the Warrant. In the event the Company exercises its right to redeem this Warrant, the Expiration Date will be deemed to be, and this Warrant will be exercisable until the close of business on, the date fixed for redemption in such notice. If this Warrant has been called for redemption and is not exercised by such time, this Warrant will cease to be exercisable and the Registered Owner hereof will be entitled only to the redemption price of $0.05 per Warrant.

     Upon thirty (30) days prior written notice to all Registered Owners of the Warrants, the Company shall have the right to reduce the Exercise Price and/or extend the term of the Warrants.

     Subject to the terms contained herein and in the Warrant Agreement, this Warrant may be assigned or exercised by the Registered Owner in whole or in part by execution by the Registered Owner of the form of Assignment or Election to Purchase, as appropriate, appearing on the reverse side hereof. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Warrant Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Registered Owner a new Warrant of like tenor evidencing the right to purchase the remaining portion of Warrant Shares purchasable hereunder which has not been transferred to the assignee. In the event this Warrant is exercised in part only, the Company shall cause to be delivered to the Registered Owner a new Warrant of like tenor evidencing the right of the Registered Owner to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised.
No fractional shares will be issued upon exercise of this Warrant.

     In no event shall this Warrant (or the Warrant Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with all applicable state and federal securities laws.

     The Company and the Warrant Agent may deem and treat the Registered Owner hereof as the absolute owner of this Warrant

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Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Registered Owner of this Warrant, as such, shall not have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Registered Owner, as such, are limited to those rights expressly provided in this Warrant Certificate and in the Warrant Agreement. This certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers.

     Dated: __________, 1997

                               NEWCOM, INC.



                               By___________________________
                                       Sultan W. Khan
                                 Chief Executive Officer and
                                         President



                               By___________________________
                                      Michael I. Froch
                                         Secretary
COUNTERSIGNED:

WARRANT AGENT
-------------

INTERWEST TRANSFER COMPANY, INC.



--------------------------------
      Authorized Officer

                                 NEWCOM, INC.
                                 ------------

                             ELECTION TO PURCHASE
                             --------------------


     The undersigned hereby irrevocably elects to exercise the within Warrant and to purchase __________ shares of Common Stock of NewCom, Inc. and hereby makes payment of $______________ (at the rate of $_____ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


                    INSTRUCTIONS FOR REGISTRATION OF SHARES
                    ---------------------------------------

Please insert Social Security or other
identifying number of Registered Owner _______________________________________

Name _________________________________________________________________________
                        (Type or Print in Block Letters)

Address ______________________________________________________________________

If such number of shares purchased shall not be all the Warrant Shares purchasable upon the exercise of this Warrant, a new Warrant for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert Social Security or
other identifying number _____________________________________________________

Name _________________________________________________________________________
                        (Type or Print in Block Letters)

Address ______________________________________________________________________

     Dated: __________, 199__


                                                 --------------------------
                                                          Signature


NOTICE: THE SIGNATURE ABOVE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:                Date:


--------------------------              ---------------------

If the Warrant Shares or Warrants for any unexercised balance are to be issued or paid to a person other than the person in whose name the within Warrant is registered, or if otherwise requested by the Company or the Warrant Agent, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

                                  ASSIGNMENT
                                  ----------


     FOR VALUE RECEIVED, ____________________ does hereby sell, assign and transfer unto:

Please insert Social Security or
other identifying number _____________________________________________________
______________________________________________________________________________

 (Type or Print in Block Letters the Name and Address, Including Zip Code, of
                                   Assignee)

the right to purchase __________ shares of Common Stock of NewCom, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer such right on the books of NewCom, Inc., with full power of substitution in the premises.

If such number of shares assigned shall not be all the Warrant Shares purchasable upon the exercise of this Warrant, a new Warrant for the balance of such Warrants remaining unexercised and unassigned shall be registered in the name of and delivered to:

Please insert Social Security or
other identifying number _____________________________________________________

Name _________________________________________________________________________
                        (Type or Print in Block Letters)

Address ______________________________________________________________________

     Dated: __________, 199__


                                          ----------------------------
                                                    Signature


NOTICE: THE SIGNATURE ABOVE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:                Date:


--------------------------------        ----------------------------



THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS

AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

                                      -2-